Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

          We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (No. 333-111541 and 333-119410) of Compass Minerals International, Inc. of our report dated March  3, 2004, except for the matter disclosed under the heading “Restatement” in Note 1 for which the date is November 10, 2004, relating to the financial statements and financial statement schedule, which appears in this Form 10-K/A.

PricewaterhouseCoopers LLP
Kansas City, Missouri
November 10, 2004